UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2019

AMERICAN HONDA FINANCE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

001-36111	California	95-3472715
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

20800 Madrona Avenue Torrance, California		90503
(Address of Principal Executive Offices)		(Zip Code)

(310) 972-2288

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

On March 1, 2019, the commitment termination date of the $3,500,000,000 364-day unsecured revolving credit facility of American Honda Finance Corporation (“AHFC”) under its 364 Day Credit Agreement, dated as of March 3, 2017, among AHFC, the lenders party thereto, The Bank of Tokyo-Mitsubishi UFJ, Ltd., as administrative agent, and the other agents party thereto (the “364 Day Credit Agreement”), as amended by the First Amendment, dated as of January 26, 2018, between AHFC and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as administrative agent, for and on behalf of the banks party to the 364 Day Credit Agreement (the “Amendment”), was extended from March 1, 2019 to February 28, 2020. A copy of the 364 Day Credit Agreement was filed by AHFC as Exhibit 10.1 to its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 8, 2017, and a copy of the Amendment was filed by AHFC as Exhibit 10.8 to its Annual Report on Form 10-K for the year ended March 31, 2018 filed with the SEC on June 21, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN HONDA FINANCE CORPORATION

Date: March 6, 2019	By:	/s/ Paul C. Honda
Paul C. Honda
Vice President and Assistant Secretary